                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-57992), Form S-8 (File No. 333-100630) and Form S-4 (File No. 333-63052) of First Industrial, L.P. of our report dated February 11, 2003 relating to the consolidated financial statements and of our report dated February 11, 2003 relating to the combined statements of the Other Real Estate Partnerships, which appear in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 11, 2003 relating to the financial statement schedule of First Industrial, L.P., which appears in this Form 10-K.

                                             PricewaterhouseCoopers LLP

Chicago, Illinois
March 19, 2003